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                                                               Exhibit 10.39
[LOGO-NORWEST]

NORWEST BANK IOWA,                                        NOTE MODIFICATION
NATIONAL ASSOCIATION                                      AGREEMENT
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                                                          MARCH 21, 2000

THIS NOTE MODIFICATION AGREEMENT (the "Note Modification Agreement") is dated to be effective March 21, 2000 between Norwest Bank Iowa, National Association (the "Bank") and Patient Infosystems, Inc. (the "Borrower").

REFERENCE IS HEREBY MADE to a First Amendment of even date amending a Credit Agreement entered into between the Bank and the Borrower dated as of December 23, 1999 (as amended, the "Agreement"), and the promissory note referenced in the Agreement that was given by the Borrower to the Bank dated as of December 23, 1999 (the "December 1999 Revolving Note"). Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement. The Borrower has requested that the Bank increase the amount of credit available under the Line to $2,500,000.00. The Bank is agreeable to meeting the Borrower's requests, subject to the Borrower's execution of this Note Modification Agreement.

FOR VALUABLE CONSIDERATION, therefore, the Bank and the Borrower agree that the first sentence of the first paragraph of the December 1999 Revolving Note shall be deleted in its entirety and restated as follows:

         "FOR VALUE RECEIVED, Patient Infosystems, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Iowa, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error, the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder."

Except as modified above by this Note Modification Agreement, the December 1999 Revolving Note remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this Note Modification Agreement as of the date and year first above written.

NORWEST BANK IOWA,
NATIONAL ASSOCIATION                              PATIENT INFOSYSTEMS, INC.

/s/ Randall R. Stromley                           By: /s/ Donald A. Carberg
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Randall R. Stromley
Vice President                                    Its: President & CEO
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